SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934
                            (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14 a-11(c) or  240.14a-12

                              BRENCO, INCORPORATED
               (Name of Registrant as Specified In Its Charter)
---------------------------------------------------------------------------
                               Jacob M. Feichtner
                          Executive Vice President &
                                  Secretary
                               Brenco, Incorporated
                    (Name of Person(s) Filing Proxy Statement)
---------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
[X]   $125  per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2),
or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-
     11.
       1) Title of each class of securities to which transaction applies:

       --------------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

       --------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11; (set forth the amount on which the filing fee is calculated and state how it was determined):

       --------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

       --------------------------------------------------------------------
       5) Total fee paid

       --------------------------------------------------------------------
       [ ] Fee previously paid with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1) Amount Previously Paid:
            ------------------------------------------------
            2) Form, Schedule or Registration Statement No.:
            ------------------------------------------------
            3) Filing Party:
            ------------------------------------------------
            4) Date Filed:
            ------------------------------------------------

                              BRENCO, INCORPORATED
                              Midlothian, Virginia


                     Notice of Annual Meeting of Shareholders
                             To be held April 18, 1996


To Shareholders of Brenco, Incorporated:

      You are hereby notified that the annual meeting of shareholders of Brenco, Incorporated, a Virginia corporation, will be held at the Crestar Center, 919 East Main Street, Richmond, Virginia, on Thursday, April 18, 1996, at 3:30 p.m. for the following purposes:

     1.  To elect a Board of Directors for the ensuing year;

     2. To ratify the appointment of McGladrey & Pullen, LLP as auditors for 1996; and

     3. To transact such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on February 23, 1996, are entitled to notice of and to vote at the meeting.

      A proxy statement and proxy are enclosed herewith.

      If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

                                       By Order of the Board of Directors



                                       Jacob M. Feichtner
                                       Executive Vice President &
                                       Secretary

Midlothian, Virginia
March 8, 1996

                               BRENCO, INCORPORATED
                               One Park West Circle
                            Midlothian, Virginia  23113

                                  PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting (the "Annual Meeting") of shareholders of Brenco, Incorporated (the "Company") to be held on Thursday, April 18, 1996, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder giving it at any time before it is voted. The principal executive offices of the Company are located at One Park West Circle, Suite 204, Midlothian, Virginia 23113. The approximate mailing date of the proxy statement is March 8, 1996.

                       OUTSTANDING SHARES AND VOTING RIGHTS

      Only shareholders of record at the close of business on February 23, 1996, are entitled to receive notice of and to vote at the Annual Meeting. As of February 23, 1996, the number of shares and class of stock that was outstanding and will be entitled to vote at the meeting was 10,193,021 shares of Common Stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights. With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Generally, in other matters governed by Virginia corporate law, including the ratification of auditors, the affirmative vote of a majority of the shares cast is required for passage. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether a proposal has been approved and therefore have no effect.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 23, 1996, the number and percentage of shares of Common Stock held by each person who, to the knowledge of the Company, is the beneficial owner of 5% or more of the outstanding shares of Common Stock, each of the Company's directors and executive officers named in the Summary Compensation Table, and all of the Company's executive officers and directors as a group:


                                         Amount
      Name and Address of              Beneficially           Percent of
       Beneficial Owner                 Owned                   Class
Anne Whitfield Kenny                   1,024,870(1)             10.05%
Richmond, Virginia

The Prudential Insurance Company
  of America                             880,900(7)              8.64
Newark, New Jersey

David L. Babson & Company, Inc.          714,800(7)              7.01
Cambridge, Massachusetts

Thomson Horstmann & Bryant, Inc.         559,300(7)              5.49
Saddle Brook, New Jersey

Dimensional Fund Advisors Inc.           515,100(7)              5.05
Santa Monica, California

Estate of Mildred F. Whitfield           250,000(2)              2.45

Howard J. Bush                            40,104(6)                *
Midlothian, Virginia

Jacob M. Feichtner                        40,231(6)                *
Richmond, Virginia

Donald E. Fitzsimmons                      8,571(6)                *
Richmond, Virginia

Steven M. Johnson                          1,600(3)                *
Richmond, Virginia

John C. Kenny                              7,500(4)                *
Richmond, Virginia

J. Craig Rice                            155,895(6)              1.53
Midlothian, Virginia

James M. Wells III                           200                   *
Richmond, Virginia

Needham B. Whitfield                     859,573(5)(6)           8.43
Midlothian, Virginia

Frederic W. Yocum, Jr.                     2,000                   *
Iowa City, Iowa






                                      2



                                          Amount
      Name and Address of              Beneficially           Percent of
       Beneficial Owner                 Owned                   Class
All executive officers                 2,188,749 (6)            21.47%
  and directors as a group
 (12 persons) including
  those named above

    *Less than 1%


     (1) Mrs. Kenny is the wife of John C. Kenny, a director, and the sister of Needham B. Whitfield, a director and officer. Shares shown for Mrs. Kenny include (a) 643,800 shares owned directly by Mrs. Kenny; (b) 192,360 shares held in a trust of which Mrs. Kenny is a co-trustee with NationsBank of Virginia, N.A. and an income beneficiary; (c) 95,625 shares held for the benefit of Mrs. Kenny's two children in trusts established pursuant to the will of Mildred F. Whitfield, of which Mrs. Kenny is co-trustee; (d) 92,585 shares held by a charitable foundation of which Mrs. Kenny is an officer; and (e) 500 shares held as custodian. With respect to all these shares owned by or held for the benefit of others, Mrs. Kenny disclaims beneficial ownership. Shares shown for Mrs. Kenny do not include the 250,000 shares shown for the estate of Mildred F. Whitfield, which shares Mrs. Kenny and Needham B. Whitfield are also deemed to beneficially own as co-executors of the estate of Mildred F. Whitfield.

     (2) Anne Whitfield Kenny and Needham B. Whitfield are also deemed to beneficially own the shares shown for the estate of Mildred F. Whitfield. See notes (1) and (5).

     (3) The amount shown includes 700 shares held by Mr. Johnson's wife, as to which shares Mr. Johnson disclaims beneficial ownership.

     (4) Mr. Kenny is the husband of Anne Whitfield Kenny, and brother-in-law of Needham B. Whitfield, a director and officer. Shares shown for Mr. Kenny exclude those owned by his wife as set forth above in the table, as to all of which shares he disclaims beneficial ownership.

     (5) Mr. Whitfield is the brother of Anne Whitfield Kenny, and the brother-in-law of John C. Kenny, a director. The amounts shown include 274,124 shares owned directly by Mr. Whitfield, as well as 21,443 shares of stock awarded pursuant to the Restricted Stock Plan as to which Mr. Whitfield has voting and dividend rights, but which are not fully vested. Shares shown for Mr. Whitfield also include; (a) 192,360 shares held for the benefit of his children in trusts of which Mr. Whitfield is a co-trustee with NationsBank of Virginia, N.A. and an income beneficiary; (b) 116,082 shares held in trusts for the benefit of his two minor children, of which Mr. Whitfield is a co-trustee with his wife; (c) 30,164 shares held in trusts for his two grown children, of which Mr. Whitfield is a co-trustee with his children; (d) 97,800 shares held for the benefit of two children of



                                      3

Mr. Whitfield in trusts established pursuant to the will of Mildred F. Whitfield, of which Mr. Whitfield is co-trustee; (e) 100,000 shares held by two charitable foundations of which Mr. Whitfield is an officer; and (f) 2,000 shares held in custodianship for the two minor children of a former partner of Mr. Whitfield, for which Mr. Whitfield acts as custodian. With respect to all these shares owned by or held for the benefit of others, Mr. Whitfield disclaims beneficial ownership. Shares shown for Mr. Whitfield do not include the 250,000 shares shown for the estate of Mildred F. Whitfield, which shares Mr. Whitfield and Mrs. Kenny are also deemed to beneficially own as co-executors of the estate of Mildred F. Whitfield.

     (6) The beneficial ownership shown for the named executive officers and for all executive officers and directors as a group includes currently exercisable options awarded under the Company's Stock Option Plan and/or shares of restricted stock awarded under the Company's Restricted Stock Plan, as more fully described under "Executive Compensation".

     (7) The beneficial ownership shown for each of the institutional stockholders is based upon the Schedule 13G filings received by the Company for such stockholders showing their respective ownership as of December 31, 1995. The Schedule 13Gs certify that the acquisition of the shares reported thereon was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Company.

                               ELECTION OF DIRECTORS

      Unless otherwise instructed, shares of Common Stock represented by proxies will be voted for the election of the nominees listed below, all of whom are members of the present Board of Directors. Directors elected at the Annual Meeting will hold office until the next Annual Meeting of shareholders or until their respective successors are duly elected and qualified.

      In the event that any nominee becomes unavailable for election for any reason, an event which management does not anticipate, shares of Common Stock represented by proxies will be voted for any substitute nominee designated by the Board of Directors.

      The following table sets forth with respect to each nominee for director, his age, principal occupation during the past five years, other positions he holds with the Company, if any, other directorships of public companies he holds, if any, and the year in which he first became a director of the Company:

                              Principal Occupation During
  Name and Position             the Last Five Years and        Director
  with the Company       Age       Other Directorships          Since
Jacob M. Feichtner       58   Executive Vice President and        1985
Executive Vice President      Secretary of the Company.
and Director


                                      4



                              Principal Occupation During
  Name and Position             the Last Five Years and        Director
  with the Company       Age       Other Directorships          Since
Steven M. Johnson        45   Vice President - Corporate          1990
Director                      Development of Tredegar Industries,
                              Inc., a diversified manufacturing
                              company headquartered in Richmond,
                              Virginia.

John C. Kenny (1)        73   Counsel in the law firm of          1966
Director                      Christian, Barton, Epps, Brent
                              and Chappell, Richmond,
                              Virginia.

J. Craig Rice            48   President and Chief Operating       1985
President, Chief              Officer of the Company.
Operating Officer
and Director

James M. Wells III (2)   49   President and Director of Crestar   1990
Director                      Financial Corporation and Crestar
                              Bank, a banking and financial
                              services institution headquartered
                              in Richmond, Virginia.

Needham B. Whitfield (3) 59   Chief Executive Officer of the      1973
Chief Executive Officer       Company.
and Chairman of the
Board of Directors

Frederic W. Yocum, Jr.   53   President and Director, Chief       1990
Director                      Executive Officer and Chief
                              Operating Officer of Iowa Interstate
                              Railroad.  President, Pittsburgh
                              and Lake Erie Acquisition Corporation,
                              affiliated with Railroad Development
                              Corporation headquartered in Pittsburgh,
                              Pennsylvania April, 1990 - August, 1991.


     (1) The firm of Christian, Barton, Epps, Brent and Chappell was retained by the Company to perform legal services during the past year and is expected to perform legal services for the Company during the current year. Mr. Kenny's family relationship to certain principal shareholders and directors is explained under "Security Ownership of Certain Beneficial Owners and Management".

     (2) The Company maintains a customary banking relationship with Crestar Bank, including a revolving credit facility.

     (3)   Mr.   Whitfield's  family  relationship  to  certain  principal
shareholders and directors is explained under "Security Ownership of Certain Beneficial Owners and Management".

                              COMMITTEES AND MEETINGS

      The Board of Directors held 12 meetings during the year ended December 31, 1995. During the year, each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and respective Committees thereof on which he served, held during the period in which he served as such. The Company's outside directors receive a monthly fee of $500 and a $500 meeting attendance fee for Board, Audit and Compensation Committee meetings plus traveling expenses.

      There is no Nominating Committee. Nominations are made by the entire Board at a regular meeting of the Board, and although the Board currently does not have a formal procedure for considering nominations made by shareholders, it will accept suggestions.

      The Audit Committee of the Board currently consists of Messrs. Johnson and Yocum. The Committee met with the Company's independent auditors twice during the year at which times the audit of the Company's financial statements was discussed.

      The Compensation Committee of the Board currently consists of Messrs. Johnson, Whitfield and Yocum. The Committee met two times during the year and took action by unanimous written consent on three occasions. The Compensation Committee establishes the cash compensation (salary and cash bonuses) of the officers of the Company and such key employees of the Company as may be recommended by the Chief Executive Officer; reviews management recommendations on stock incentive awards to officers and employees of the Company; exercises the full authority of the Board under employee benefit and other similar plans of the Company (other than stock incentive plans); and reviews management succession planning. Outside director committee members review and evaluate the performance of the Chief Executive Officer and establish his compensation, other than stock option and restricted stock awards which are established and approved for all officers and key employees by all non-employee members of the Board of Directors.

               EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

      The following table lists all compensation paid or accrued by the Company for services in all capacities to the Company's chief executive officer and the Company's four most highly compensated executive officers other than the chief executive officer whose total annual salary and bonus for the year ended December 31, 1995 exceeded $100,000. Figures are given for compensation paid or accrued by the Company during the three years ended December 31, 1995:


                              Summary Compensation Table

                                              Long-Term Compensation

                        Annual Compensation  Restricted               All
                                                Stock   Securities   Other
   Name and                   Salary   Bonus   Awards   Underlying  Compen-
 Principal Position    Year     ($)     ($)    ($)(1)  Options(#)  sation(2)
Needham B. Whitfield   FY95  $176,808  $53,820 $72,001    13,000   $12,569
Chief Executive Offi-  FY94   170,016   72,200  67,974    13,000    10,869
cer and Chairman of    FY93   140,016   39,400  38,094    10,800     9,013
the Board of
Directors.

J. Craig Rice          FY95   208,008   60,548  72,001    13,000    12,763
President and          FY94   200,016   81,225  67,974    13,000    11,556
Chief Operating        FY93   180,000   59,100  39,750    10,800    12,442
Officer.

Jacob M. Feichtner     FY95   131,040   29,601  13,205     5,000      7,804
Executive Vice         FY94   126,000   37,620  12,463     5,000      7,549
President and          FY93   121,608   31,520  11,594     4,800      7,463
Secretary.

Howard J. Bush         FY95   124,800   25,415  12,004     6,250      7,304
Vice President of      FY94   120,000   34,200  11,325     6,000      6,946
Marketing and          FY93   115,008   29,550   9,938     4,800      6,633
Sales.

Donald E. Fitzsimmons  FY95   118,728   22,018   9,000     4,000      6,354
Vice President of      FY94   110,481   39,220   8,496     3,600      5,682
Railroad Sales.        FY93        --       --      --        --         --


      (1) At December 31, 1995, the number of shares and year end value of the aggregate restricted stock holdings (i.e., still subject to a period of restriction) for the persons named in the Summary Compensation Table were:
20,104 shares with an aggregate fair market value of $206,066 for Needham B. Whitfield; 20,353 shares with an aggregate fair market value of $208,618 for
J. Craig Rice; 4,549 shares with an aggregate fair market value of $46,627 for Jacob M. Feichtner; 3,976 shares with an aggregate fair market value of $40,754 for Howard J. Bush; and 1,794 shares with an aggregate fair market value of $18,388 for Donald E. Fitzsimmons. During the year ended December 31, 1995, the following number of shares of Restricted Stock, the value of which is reported in the above table, were awarded under the Restricted Stock Plan, for the persons named in the Summary Compensation Table: 6,472 shares for Needham B. Whitfield; 6,472 shares for J. Craig Rice; 1,187 shares for Jacob M. Feichtner; 1,079 shares for Howard J. Bush; and 809




                                      7

shares for Donald E. Fitzsimmons. The periods of restriction for all Restricted Stock awards, including the above, made to date under the Plan are (a) 2 years for 1/3 of the total shares covered by the award, (b) 3 years for the next 1/3 of such shares and (c) 4 years for the remaining 1/3 of such shares. The recipient has the right to vote such shares and to receive dividends on them during the period of restriction.

      (2) The amounts reported as "All Other Compensation" in this column reflect (a) the amount of Brenco's contributions to its Supplemental Pension Plan on behalf of the named executives and (b) the amount of dividends paid on the restricted stock awards as follows:

      (a) The amount of Brenco's contributions to its Supplemental Pension Plan on behalf of the named executive officers for 1995, 1994 and 1993 are:
Mr.  Whitfield  - $7,500, $7,500 and $7,000; Mr. Rice - $7,500,  $7,500  and
$9,000; Mr. Feichtner - $6,552, $6,300 and $6,080; Mr. Bush - $6,240, $6,000
and $5,750; and Mr. Fitzsimmons - $5,936 for 1995 and $5,524 for 1994.

      (b) The amount of dividends paid on the restricted stock awards to the named executive officers for 1995, 1994 and 1993 are: Mr. Whitfield -
$5,069,  $3,369  and  $2,013;  Mr. Rice - $5,263,  $4,056  and  $3,442;  Mr.
Feichtner - $1,252, $1,249 and $1,383; Mr. Bush - $1,064, $946 and $883; and
Mr. Fitzsimmons - $418 for 1995 and $158 for 1994.


Stock Options

      The following table reflects grants of stock options made during the year ended December 31, 1995 to each of the named executive officers:


                    Option Grants in Last Fiscal Year             Potential
                                                                 Realizable
                         Individual Grants (1)                    Value at
_____________________________________________________________ Assumed Annual
                                                                   Rates of
                                                                 Stock Price
                                Percent                        Appreciation
                                of Total                        For Option
                    Number of   Options                          Term (2)
                    Securities  Granted to  Exercise
                    Underlying  Employees   or Base
                     Options    in Fiscal    Price  Expiration
       Name         Granted(#)    Year     ($/Sh)     Date      5%      10%
Needham B. Whitfield  13,000     12.60%   $11 5/8   10/27/05 $95,042 $240,854
J. Craig Rice         13,000     12.60     11 5/8   10/27/05  95,042  240,854
Jacob M. Feichtner     5,000      4.84     11 5/8   10/27/05  36,555   92,636
Howard J. Bush         6,250      6.06     11 5/8   10/27/05  45,693  115,795
Donald E. Fitzsimmons  4,000      3.88     11 5/8   10/27/05  29,244   74,109

      (1) All grants were made under the Company's 1988 Stock Option Plan as amended by the shareholders on April 15, 1993 and vest in one year from the grant date.
                                      8

      (2) The dollar amounts under these columns are the result of calculations at assumed rates of stock price appreciation set by the Securities and Exchange Commission. The dollar amounts shown are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

      The following table sets forth information regarding the exercise of stock options during the year ended December 31, 1995, by each of the named executive officers:

                 Aggregated Option Exercises in Last Fiscal Year
                   and Fiscal Year-End Option Values
               ___________________________________________________
                                            Number of
                                            Securities          Value of
                                            Underlying         Unexercised
                                            Unexercised       In-the-Money
                     Shares                Options at          Options at
                    Acquired    Value   Fiscal Year-End(#) Fiscal Year-End($)
                   on Exercise Realized  Exercisable/        Exercisable/
      Name             (#)      ($)      Unexercisable       Unexercisable
Needham B. Whitfield       0   $      0     25,600/15,700    $ 20,813/$  -0-
J. Craig Rice         15,000    123,750     84,100/15,700     276,375/   -0-
Jacob M. Feichtner    10,000     80,000     25,100/ 6,200      76,313/   -0-
Howard J. Bush         1,875      9,375     25,100/ 7,450      71,688/   -0-
Donald E. Fitzsimmons    625      3,047      5,400/ 4,600         -0-/   -0-

Retirement Benefits

      The Company maintains a defined benefit Executive Retirement Incentive Plan for select executives and a defined benefit Retirement Plan for all employees, including executives.

      The  Company's  Executive Retirement Incentive  Plan  (the  "Executive
Plan") was adopted effective January 1, 1995 and provides a monthly retirement benefit for life to executives selected for participation by the Compensation Committee of the Company's Board of Directors equal to the excess of (i) 3% of the executive's remuneration multiplied by his years of service (up to a maximum of 20 years), over (ii) the value of benefits
payable  to  the  executive  by  the  Company's  Retirement  Plan  and   the
executive's Social Security benefit. The executive officers named in the Summary Compensation Table are among the executives who have been selected for participation in the Executive Plan. In order to receive a benefit under the Executive Plan, the executive must have at least five years of vesting service and must retire after attaining age 55 but no later than the first day of the calendar quarter coinciding with or next following his attaining age 62. The Executive Plan provides for benefit payment options and spousal and beneficiary rights and payments in the event of the executive's death. No benefits are payable under the Executive Plan to any executive who terminates employment before attaining age 55 or who does not retire during the available retirement window period. In addition, benefits in the Executive Retirement Incentive Plan are forfeited if a retired executive competes with the Company.

      The following table shows the estimated retirement benefits payable under both the Company's Executive Plan and its Retirement Plan, together with Social Security benefits (that is the gross amount before offset by the Retirement Plan benefit and the Social Security benefit), to executives in the listed remuneration and years of service classifications, with the assumption of straight life payments:


       Pension Plan Table - Executive Plan and Retirement Plan *

                                     Years of Service
       ___________________________________________________________________

       Amount of Annual Retirement Benefit (before Social Security Offset)
       ___________________________________________________________________

Remuneration(1)       15         20        25        30       35
  $100,000        $ 45,000   $ 60,000  $ 60,000  $ 60,000  $ 60,000
   125,000          56,250     75,000    75,000    75,000    75,000
   150,000          67,500     90,000    90,000    90,000    90,000
   175,000          78,750    105,000   105,000   105,000   105,000
   200,000          90,000    120,000   120,000   120,000   120,000
   225,000         101,250    135,000   135,000   135,000   135,000
   250,000         112,500    150,000   150,000   150,000   150,000
   300,000         135,000    180,000   180,000   180,000   180,000
   400,000         180,000    240,000   240,000   240,000   240,000

      * All benefits computed without regard to compensation limits of Internal Revenue Code Section 401(a)(17) or benefit limitations of Code
Section 415 which do not apply to the Executive Plan, but which do apply to the Retirement Plan.

      (1) "Remuneration" for the Executive Plan is the average of five-year salary plus 100% of the year-end cash incentive awards as such amounts are shown under the respective salary and bonus columns in the Summary Compensation Table.

     The Company's Retirement Plan covers substantially all employees of the Company and currently provides a monthly retirement benefit for life equal to 1% of remuneration for each year of service plus .5% of remuneration for each year of service in excess of Social Security covered compensation for each year of service (up to a maximum of 35 years). The Retirement Plan limits the annual pension payable to the maximum limitation specified in Code Section 415 which was $120,000 for 1995.

      The following table shows the estimated retirement benefits payable solely under the Company's Retirement Plan (which is the minimum retirement amount payable from the Company, regardless of whether an executive is entitled to benefits under the Company's Executive Plan) to executives in the listed remuneration and years of service classifications, with the assumptions of 1995 retirement and straight life payments. The table is based on the current benefit formula:


                     Pension Plan Table - Retirement Plan Only **
                                     Years of Service
               ______________________________________________________

                         Amount of Annual Retirement Benefit
               ______________________________________________________

Remuneration(1)       15         20        25        30        35
$100,000           $20,250   $ 27,000  $ 33,750  $ 40,500  $ 47,250
 125,000            25,875     34,500    43,125    51,750    60,375
 150,000            31,500     42,000    52,500    63,000    73,500
 175,000            37,125     49,500    61,875    74,250    86,625
 200,000            42,750     57,000    71,250    85,500    99,750
 225,000            48,375     64,500    80,625    96,750   112,875
 250,000            54,000     72,000    90,000   108,000   126,000
 300,000            65,250     87,000   108,750   130,500   152,250
 400,000            87,750    117,000   146,250   175,500   204,750


      ** All benefits computed without regard to compensation limits of Code
Section 401(a)(17) or benefit limitations of Code Section 415 which do apply to the Retirement Plan.

      (1) "Remuneration" for the Retirement Plan is the average of five-year salary plus 75% of the year-end cash incentive awards as such amounts are shown under the respective salary and bonus columns in the Summary Compensation Table.


      Following are credited years of service for the Executive Plan and the Retirement Plan for the executive officers named in the Summary Compensation Table on page 7 as of December 31, 1995: Needham B. Whitfield - 10; J. Craig Rice - 22; Jacob M. Feichtner - 15; Howard J. Bush - 6; and Donald E. Fitzsimmons - 10.

Compensation of Directors

      The Company's outside directors receive a monthly fee of $500 and a $500 meeting attendance fee for Board, Compensation and Audit Committee meetings plus traveling expenses. Mr. Yocum was paid $5,500 in connection with certain special assignments for the Board during 1995. Directors who are also employees of the Company receive no additional compensation for serving as directors.

Employment Agreements

      On July 26, 1983 the Board of Directors authorized agreements with certain key employees of the Company, including Messrs. Rice, Feichtner and Lawrence, to provide such employees with severance pay equal to one year's salary in the event their employment is terminated or their duties are materially altered as a result of a change in control of the Company. For purposes of this arrangement, "change in control" means a change in the composition of a majority of the Board of Directors of the Company as a result of a successful tender or exchange offer for the Company's Common
Stock, the transfer of ownership of 28% or more of the Company's voting stock to any person or group of associated or affiliated persons acting together, the merger or consolidation of the Company with another concern, or the sale of all or substantially all of the Company's assets.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors is comprised of Steven M. Johnson, Needham B. Whitfield and Frederic W. Yocum, Jr. Needham
B. Whitfield, as Chief Executive Officer of the Company, is the only member of the Committee who is an employee of the Company. None of the Company's executive officers has served on the Board of Directors of any company of which a Compensation Committee member is an employee.

Compensation Committee Report on Executive Compensation

      Officer and Key Employee Compensation. The Compensation Committee believes it essential to provide a compensation program that both ensures the continued motivation and retention of the management team and rewards managers as the shareholders benefit.

      The Company's compensation program for officers and key employees consists of three major elements: base salary, a discretionary annual cash incentive award, and periodic grants of stock options and restricted stock. By providing a significant portion of executive compensation in an annual incentive payment that varies with earnings and in stock option and restricted stock awards that vary in value with the market value of the Company's Common Stock, the Committee believes it has closely aligned management's compensation over time with the shareholders' interests.

      Establishing  Competitive Pay Levels and Practices.  The  Compensation
Committee employs compensation consultants who provide data, comparables, and objective and independent guidance on compensation practices for officers and key employees of companies of similar size and nature. The last formal study was completed by the compensation consultants in the fall of 1993. The Committee believes it appropriate to align Company compensation practices with the 50th percentile of the consultants' survey population, with the exception that the compensation of the Company's two senior executive officers should be lower in salary and cash incentives and more heavily weighted toward longer term stock awards.

      Base Salary. Salaries paid to officers and key employees (other than the Chief Executive Officer) are established annually by the Committee in conjunction with the Chief Executive Officer's review of each executive's contributions, experience, and other attributes.

      Annual Cash Incentive. Each year, the Chief Executive Officer recommends to the Committee cash incentive targets for each of the other officers and key employees. The amount of the cash incentive award for each individual is dependent upon the Company's achieving its target for income from operations for the year, and will vary with that measure, with the exception that no cash incentive awards will be made if a pre-established threshold of operating income is not met, and in no event may the actual award exceed two times the original target. Once targeted amounts have been established, the Chief Executive Officer will set specific incentive goals for each officer and key employee, and at year end, based upon the Chief Executive's Officer's evaluation of the individual's performance, the Committee will determine to award part or all of the individual's available award.

      Stock Incentives. The Committee has determined that stock option and restricted stock awards are the best mechanisms to reward officers and key employees for long-term performance, in a manner that is directly linked to the interests of the shareholders. The individual receives his vested interest in the awards over a number of years, and the ultimate value of the awards varies directly with the market value of the Company's shares.

     Awards of stock options and restricted stock are suggested by the Chief Executive Officer and considered by the Compensation Committee as part of the annual compensation plan for each officer and key employee. Based on these considerations, the Compensation Committee makes its recommendations to all the non-employee members of the Board of Directors, and then all non-employee members of the Board of Directors establish and approve all stock option and restricted stock grants. Until 1994, options had typically been granted with a five-year period of exercise and a three-year vesting schedule. Options granted after July 1994, including the options granted October 27, 1995 were granted with a ten-year period of exercise and are exercisable one year after date of grant. Restricted stock awards typically vest over a four-year time frame. In determining the size of each grant or award, the Committee does not take into consideration the current option or restricted stock holdings of the recipient.

      Officers named in the Summary Compensation Table received stock option and restricted stock awards during 1995 as set forth therein.

      Chief  Executive  Officer  Compensation.   The  compensation  of  Mr.
Whitfield, the Chief Executive Officer, is determined by the outside director members of the Compensation Committee in a manner consistent with the determination of compensation for other officers of the Company. Mr. Whitfield's salary is based on competitive pay levels of Chief Executive Officers of similar sized companies as determined by the compensation consultants, with the exception that Mr. Whitfield's compensation is based in part upon the assumption that he will devote 75% of his working time to the affairs of the Company. In 1995, he devoted substantially all of his working time to the Company. Mr. Whitfield's salary was $176,800 for 1995, which is lower than the median for pay comparables for similar sized companies. For 1996 Mr. Whitfield's salary was increased 4.5%, which was in line with salary increases for other senior officers of the Company.

      Mr. Whitfield's cash incentive award for 1995 was $53,820, which approximated his original target for the year, as the result of the Company's exceeding its target for operating income by 15% and the Committee's assessment of Mr. Whitfield's individual performance.

      In 1995, Mr. Whitfield received stock options representing 13,000 shares of the Company's Common Stock and a restricted stock award for 6,472 shares of such stock, as part of his total compensation plan, following the guidelines outlined above for all officers and key employees. Details of these awards to Mr. Whitfield are provided under the caption Summary Compensation Table.

     Section 162(m) Considerations. The Committee has not given significant consideration to the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code which was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation is not permitted to deduct compensation in excess of one million dollars per year paid to the chief executive officer or any one of the other named executive officers except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The Committee has noted that the Company does not currently face the loss of this deduction for compensation. The Committee nevertheless has determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to seek to preserve the Company tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation's program.


                                   Submitted by,

                                   Steven M. Johnson
                                   Frederic W. Yocum, Jr.
                                   Needham B. Whitfield

Performance Graph

      Securities and Exchange Commission regulations require the Company to include in its proxy statement the following Performance Graph. The graph is intended to assist shareholders in assessing corporate performance by providing a five year comparison of cumulative total returns (on a dividends reinvested basis) for the Company's Common Stock with the S&P 500, a broad market index, and the Timken Company, a peer issuer, a domestic manufacturer of roller bearings with its stock traded on the New York Stock Exchange.

     There is no published index available which compares the Company to its competition.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             AMONG BRENCO, INCORPORATED, TIMKEN COMPANY AND S&P 500

Measurement Period              BRENCO,        TIMKEN
(Fiscal Year Covered)        INCORPORATED      COMPANY         S&P 500
*Measurement Pt-12/31/90      $100.00          $100.00         $100.00

   FYE 12/31/91                121.14           113.35          126.31
   FYE 12/31/92                119.01           127.48          131.95
   FYE 12/31/93                228.97           162.82          141.25
   FYE 12/31/94                222.17           171.70          139.08
   FYE 12/31/95                192.00           187.36          189.52


   * Assumes $100 invested on 12/31/90 in Brenco, Timken and S&P 500

          (HARD COPY SENT TO SEC UNDER COVER OF FORM SE ON 3/6/96)









Compliance with Section 16 of the Securities Exchange Act of 1934

      Based on a review of reports of beneficial ownership of the Company's Common Stock and written representations furnished to the Company, the Company believes that its officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during 1995, except for the filing of a Form 4 reporting the sale of 2,333 shares on May 8, 1995 by Mr. Feichtner, and a Form 4 reporting the sale of 3,750 shares on May 11, 1995 by Mr. Fitzsimmons which two transactions were inadvertently not reported in a timely manner by the above officers of the Company.

Ratification of Auditors

      The Audit Committee of the Board of Directors has selected McGladrey & Pullen, LLP to audit the financial statements of the Company and its Subsidiaries for the year ending December 31, 1996. McGladrey & Pullen, LLP has been serving as auditor of the financial statements of the Company since 1952. The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP. The affirmative vote of a majority of the votes cast is required for ratification of the appointment of auditors.

      It is anticipated that representatives of McGladrey & Pullen, LLP will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

                                  OTHER MATTERS

Annual Report to Shareholders

     The 1995 Annual Report of the Company, which includes audited financial statements for the year ended December 31, 1995, has been mailed to shareholders of record.

10-K Report

      A copy of the Company's 10-K Annual Report for 1995 to the Securities and Exchange Commission will be available free of charge at the end of March, 1996. You may obtain a copy by written request to:

                                          Secretary
                                          BRENCO, INCORPORATED
                                          One Park West Circle
                                          Suite 204
                                          Midlothian, Virginia  23113

Shareholders' Proposals

      Shareholders who intend to present proposals at the Company's Annual Meeting of shareholders to be held on April 17, 1997, must submit their proposals to the Secretary of the Company on or before November 8, 1996.

     The Company's Bylaws prescribe the procedures a shareholder must follow to make nominations for director candidates. Notice of shareholder nominations must be submitted in writing to the Secretary of the Company at the Company's principal place of business at least 90 days prior to the anniversary date of the previous year's annual meeting (or not later than 10 days after the record date in the case of a special meeting). The notice must contain all information specified in Article II, Section 12 of the Bylaws. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

General

      The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy material for beneficial owners of the Company's Common Stock.

      Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they were voted) will be voted for the election of the nominees for directors named herein and for the ratification of the selection of McGladrey & Pullen, LLP as independent auditors for the year ending December 31, 1996. If a shareholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

      The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.

                                   By Order of the Board of Directors



                                   Jacob M. Feichtner
                                   Executive Vice President &
                                   Secretary

Midlothian, Virginia
March 8, 1996

TEXT OF PROXY CARD
FRONT SIDE

PROXY
                                BRENCO, INCORPORATED
                                ONE PARK WEST CIRCLE
                             MIDLOTHIAN, VIRGINIA  23113
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints John C. Kenny, Steven M. Johnson and Jacob M. Feichtner, jointly and severally, as Proxies, each with full power to act alone and with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Brenco, Incorporated held of record by the undersigned on February 23, 1996 at the Annual Meeting of Shareholders to be held on April 18, 1996 or any adjournment thereof.

[X]  Please mark your votes as in this example.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy may be revoked anytime prior to its exercise.


1. ELECTION OF DIRECTORS:    [  ]   FOR      [  ]   WITHHELD
   Nominees: J. Feichtner, S. Johnson, J. Kenny, J. Rice, J. Wells,
   N. Whitfield, F. Yocum

     To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:


----------------------------------------------------------------------------

2. Ratify the appointment of McGladrey & Pullen, LLP as auditors for 1996.
    [  ]   FOR       [  ]   AGAINST      [  ]   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting.

                  (Please sign reverse side and return promptly.)

BACK SIDE

                                 (Continued from other side)



                                        Date: _____________________, 1996

                                        _________________________________
                                                    Signature

                                        _________________________________
                                                    Signature



                                         Please sign exactly as name appears
                                         above. When shares are held by
                                         joint tenants, both should sign.
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by President or other
                                         authorized officer. If a
                                         partnership, please sign in
                                         partnership name by authorized
                                         person.



STATEMENT OF DIFFERENCES BETWEEN ELECTRONIC SUBMISSION OF PROXY AND ACTUAL CARD DISTRIBUTED TO SHAREHOLDERS:

DIFFERENCES

PAGES 18 AND 19 OF THE DOCUMENT ARE THE COMPLETE TEXT OF THE WORDING OF  THE
PROXY   CARD.  HOWEVER,  THE  SIZE  OF  THE  TYPE  AND  THE  CARD  ARE   NOT
REPRESENTATIVE OF THE ACTUAL CARD SENT TO SHAREHOLDERS.

DESCRIPTION

THE ACTUAL PROXY CARD SENT TO SHAREHOLDERS IS A 3 1/2 INCH BY 8 1/2 INCH WHITE CARD WITH PRINTING ON BOTH SIDES AS INDICATED. BOXES ARE PROVIDED FOR INDICATING DECISIONS.